Exhibit 99.1

BINDING LETTER OF INTENT AND DEAL TERMS

To: MORR Investments s.r.o. and Core Business Holdings s.r.o.

Bottova 2a

81109 Bratislava,

Slovakia

Dear Mssrs Loubsers, Vasicka et al,

Re. Binding Letter of Intent and Deal Terms:

Acquisition of Konrad Business s.r.o., currently in the process of changing its name to Core Business Holdings s.r.o. (“Core Business Holdings”, “Sellers,” or the “Company”) by (“ARAX Holdings Corp, “ARAX” or the “Buyer.”)

This letter of intent and deal terms serve to confirm a legally binding commitment by ARAX Holdings Corp., a Nevada corporation, or any subsidiary entity thereof, to acquire the assets (the “Assets”), take on some of the liabilities of Core Business Holding s.r.o., a Slovak limited liability corporation (“Acquisition”), and finance the same (“Investment”). Based on what the buyer and the seller have discussed and what they know so far, have decided to make this commitment.

The arrangements outlined in this letter are subject to contract. The terms are meant to make both parties legally obligated to start a contract and share acquisition process for ARAX to the share capital of Core Business Holdings, which represents intellectual property related to the following projects:

●	Core Token and Smart Contract Platform as set out in EXHIBIT A,

●	Ping Exchange and Settlement Platform, as set out in EXHIBIT B,

●	Wall Money NEO Banking and FinTech SaaS Platform, as set out in EXHIBIT C, and

●	CorePay Payment and Remittance Platform, as set out in EXHIBIT D.

ARAX Holdings Corp. is a publicly-traded company that trades under the ticker symbol “ARAT” on the NASDAQ OTCBB. ARAX’s overall strategy is to divert into investing in projects, with their focus on the digital transformation of WEB 3 and the future WEB 4, implementing blockchain-based solutions into the real world. ARAX sees Core Business Holdings, with its projects Core Token and Smart Contract Platform, Ping Exchange and Settlement Platform, Wall Money NEO Banking and FinTech SaaS Platform, the CorePay Payment and Remittance Platform, and ARAX, as playing a key role in this strategy, bringing shared vision, revolutionary blockchain-based digital product categories, and growing and participating in a safer, more efficient, and effective digital economy for all.

ARAX has its domicile in the State of Nevada, with offices at 1600-B SW Dash Point Road, 1068 Federal Way WA 98023, United States.

Core Business Holdings s.r.o. is a Slovak limited liability corporation that was initially founded by arTax s.r.o. on September 4, 2020, as Konrad Business s.r.o. The corporation was incorporated with the sole purpose to act as a holding company for the following projects:

●	Core Token and Smart Contract Platform set out in EXHIBIT A,

●	Ping Exchange and Settlement Platform, set out in EXHIBIT B,

●	Wall Money NEO Banking and FinTech SaaS Platform, set out in EXHIBIT C, and

●	CorePay Payment and Remittance Platform, set out in EXHIBIT D.

As the software was still in development at the time of the incorporation of Konrad the tax advisory, arTax Consult, s.r.o. was appointed custodian of the software development IP with the instruction to transfer such software to a legal entity of all the software owners’ choice and to distribute ownership as agreed at the time of the completion of version 0.1 of the various software platforms. At the request of the owners, arTax Consult was instructed to change the name of Konrad Business s.r.o. to Core Business Holdings s.r.o.

MORR Investments s.r.o. is the majority owner of Core Business Holdings s.r.o.’s share capital, which represents the above projects’ IP to be distributed to its respective subsidiaries by the custodian of the IP, arTax s.r.o.

1.	TERMS

ARAX offers its own shares in exchange for 100% of the share capital of Core Business Holdings, representing a value of €18,000,000, during the merger or acquisition process.

The total consideration terms for the acquisition are entirely based on a “Share Swap” basis and will be determined by the following formula:

●	Stock Payment (“Stock Swap”)

Shares of ARAX common stock trading with the Ticker ARAT shall be issued to the Sellers, Core Business Holdings, based upon €18,000,000, representing 100% of the value of the issued share capital of Core Business Holdings. The swap ratio to be used for the acquisition of 100% of the issued share capital of Core Business Holdings, representing €18,000,000, by ARAX shall be based on the closing price of the traded stocks of ARAX with its ticker ARAT as of December 12, 2022, which was at the time of closing of the NASDAQ OTCBB, USD 0.1511 per share, as seen in EXHIBIT E.

●	Registration of Stock

The ARAX common shares issued for the swap, shall have demand and registration rights, but with a trade lock-up for a period of 12 months from the date of issue.

●	Capital Investment

The Buyer shall commit to a minimum investment of €1,500,000 in working capital to be disbursed to the company, with a maximum of €750,000 to be used for the extinguishment of certain bridging loan liabilities at the time of close and the balance of which shall be used for its current operations. The timing of the investment shall be governed by the success of the Buyer’s financing efforts, which are expected to commence upon the signing of this binding letter of intent and deal terms sheet and continue for the next 30 to 45 days and up to and through the simultaneous contractual closing of the acquisition. All subsequent use of capital for the purpose of debt extinguishment shall be governed by fiscal prudence and mutually agreed to by the management of the Buyer and the Company.

Thereafter and during a period of one year after the signature of the final acquisition contract, the Buyer shall commit an additional investment of €1,500,000 in working capital (“Additional Investment”) to be disbursed to the Company according to a mutually agreed upon schedule for use in its operations and expansion of its business. Any changes in the amount of the additional investment must be mutually agreed to by the Sellers.

●	Bridge Loans

ARAX shall endeavor to secure bridge financing prior to the final signatures of the acquisition contract. Should ARAX be successful in securing capital in advance of the final execution of the acquisition contract, proceeds may be loaned to Core Business Holdings for the purpose of maintaining operations but not for the purpose of extinguishing liabilities and shall be credited against the investment made by ARAX at the time of acquisition close. However, should the final acquisition contract fail to be consummated, then all proceeds advanced to Core Business Holdings as a loan shall be repaid subject to terms mutually agreed upon.

Starting on the date of this binding letter of intent and deal terms, and continuing through and up to the signature of the final acquisition contract, any proceeds loaned to Core Business Holdings, other than those advanced by ARAX, but subject to ARAX’s approval, may be repaid to the respective lenders at the time of the signature of the final acquisition contract. Loaned amounts shall be credited against the investment made by ARAX at the time of the final acquisition contract.

●	Assumption of Continued Liabilities

The buyer will also assume certain of the Company’s operating liabilities, including marketing management and, in some cases, development and service provider payables. The timing and amounts for extinguishing the continuing liabilities shall be mutually agreed upon by the buyer’s and the company’s management.

●	Employment Agreements

The Company shall recruit executives to manage the business and administrative activities of Core Business Holdings. These recruited individuals shall each enter into an employment agreement for executive-level roles with the Company for a term of not less than two years and receive reasonable compensation packages to include a competitive base salary with bonuses, benefits, and ARAX stock option grants subject to agreed upon milestones and financial metrics to include, but not limited to, revenue, EBITDA, earnings and general performance. Option amounts, vesting periods, and strike prices shall be subject to key milestones established by mutual agreement and presented in the definitive agreements.

●	Signing Bonuses

The following individual entities shall receive a grant of ARAX common stock registered on the Buyer’s Employee Stock Option Plan and Buyer’s Reward Stock Option Plan. These grants shall be effective at the time of signing the relevant agreements with each individual.

> ARAX Employee Stock Option Plan

●	Rae Glasgow

●	Others TBD

> ARAX Reward Stock Option Plan

●	Christopher Strachan - company

●	William Hickman

●	David Furtado

●	Others TBD

●	Consulting Agreement

arTax Consult s.r.o. shall enter into a consulting agreement with the Buyer, or its subsidiary, for a term of three years, cancellable at any time by ARAX, or its subsidiary, with 30 days written notice. Duties and responsibilities shall be mutually agreed upon at the time of engagement. Compensation fees under the consulting agreement shall be not less than €3,000 per month. The Buyer will have the option to remunerate arTax in common stock vested for one year from the date of issue or in Euro.

2.	PRECEDENT ARRANGEMENTS

The arrangements outlined in this binding letter of intent and deal terms, insofar as appropriate, the definitive agreements to be entered into by the parties will be based on the following:

●	Share Swap offers to all owners of Core Business Holdings

●	MORR Investments s.r.o. holds 75% of the ownership of the share capital of Core Business Holdings. By its co-signature to this binding letter of intent and deal terms MORR confirms to accepting irrevocably the share swap offer and its terms as set out in this letter of intent and deal terms.

●	Letters of intent and deal terms to be sent to all minority shareholders with similar share swap offers as set out in this letter of intent and deal terms.

●	Confirmation of appointment of arTax Consult s.r.o. as custodial of all software, on behalf of its owners, to document and record all IP assets as set out in EXHIBITs A, B, C, and D in an organizational structure with its accounting records. Such a structure will be mutually agreed by the Buyer and the Sellers. arTax Consult s.r.o. acknowledges the instruction as set out in the letter of intent and deal terms as set out in EXHIBIT F.

●	Formal board approval of ARAX of all records, statements, and supportive information verifying and confirming that all IP assets as set out in EXHIBITs A, B, C, and D are documented and recorded in the accounting records of Core Business Holdings;

●	Assignment of a Board of Directors for Core Business Holdings; and

●	simultaneous close of financing of not less than €1 million by the Buyer, unless otherwise mutually agreed to by the Sellers.

3.	ACCOUNTANTS INVESTIGATION AND MAINTENANCE

The Sellers will permit the Buyer’s accountants to have access to the books and records of the Company for the purpose of reviewing and reporting on the affairs of the Company. The Sellers will procure that the Buyer and its accountants and legal advisers are provided with satisfactory answers to all questions which they may reasonably raise and given access to or copies of all documents which are relevant to their review subject to them having signed an appropriate confidentiality undertaking.

4.	DOCUMENTATION AND TIMETABLE

The arrangements referred to in this letter of intent and deal terms will be included in a formal legal agreement between, inter alia, the Sellers and the Buyer which will be prepared by the Buyer’s attorneys, David Furtado, and will be governed by Californian law. It is the intention of the Buyer to complete all documentation and recordings on or before February 28, 2023.

5.	TERMS OF THE SALE AND PURCHASE AGREEMENT

●	Seller Warranties and Indemnities

The agreement will contain all agreed warranties and indemnities from the Sellers consistent with a transaction of this size and nature concerning, inter alia, title and documentation to all the assets including, without limitation, intellectual property of the Company and its subsidiaries, preparation and accuracy of the accounts of the Company, the conduct of business, the position and status as regard to their employees and reasonably relevant information, etc.

●	Buyer Warranties and Indemnities

The agreement will contain all agreed warranties and indemnities from the Buyer concerning its operations including, without limitation, the accuracy of the accounts, the conduct of business and taxation affairs, the position and status as regard to their employees, net asset position, etc.

●	Non-Competition Covenants

The agreement will impose restrictive covenants upon the Sellers for a period of 3 years, which means that they will not be able to invest in or set up a competing business etc. for such period.

6.	EXCLUSIVITY

In consideration of the Buyer incurring the expense of instructing its accountants, consultants, and attorneys to commence their investigations and to proceed with negotiations, the Sellers hereby jointly and severally, and as a separate obligation of the Company, undertake to the Buyer, with the intention that such undertakings shall constitute a legal obligation binding on the Sellers, the following:

a.         To procure that any negotiations with third parties for a merger of the Company with or into another entity, the sale or other disposal of a majority of the outstanding shares in the Company or of any material part of the business or assets of the Company or for the issue of shares in the Company or any member of the Group are discontinued immediately. Expressly excluded are the Seller’s efforts currently being undertaken to secure financing for its operations (a “Financing”) unless mutually agreed by both Sellers and Buyer;

b.	For a period from and inclusive of the date on which this letter of intent and deal terms by the Sellers (the “Agreed Period”) until February 28, 2023, or a such earlier date as the Buyer shall notify the Sellers that it does not intend to proceed with the Acquisition not to initiate, solicit, enter into or take part in any discussions, negotiations or arrangements for or anticipating a Sale to or with any entity other than the Buyer or for all or any part of the business or assets to be put under joint ownership or control or to become subject to any joint venture arrangement, restriction pledge or other encumbrance but, excluding a Financing as set forth above, unless mutually agreed by both Sellers and Buyer;

c.	During the Agreed Period not to make available (or permit to be made available by any employee, agent, affiliates, or advisor) any information of any nature whatsoever to third parties with whom the Sellers or the Company or their respective advisers may have previously had discussions or another contact in relation to a proposed Sale (but not a Financing) unless mutually agreed by both Sellers and Buyer;

d.	During the Agreed Period, not actively respond to any proposal or offer from any other person relating to a proposed purchase of the Assets (whether solicited or unsolicited prior to the Agreed Period) (other than to reject the same) or give to any other person any information (not being information publicly available) about the Company or directly or indirectly enter into any agreement or arrangement with any other person with respect to such a proposal or offer (whether or not such proposal or offer would take place during or after the Agreed Period) unless mutually agreed by both Sellers and Buyer;

e.	To notify the Buyer immediately in writing of any approach (but without any obligation to identify the person making the approach) that is made to the Sellers (or any of them) with a view to the Sellers entering into or continuing with any negotiations of the sort referred to in subparagraph (a) or (b) above unless mutually agreed by both Sellers and Buyer;

The Mutual Non-disclosure Agreement by and between Buyer and Sellers dated as of September 30, 2022, shall remain in full force and effect upon the execution of this letter pursuant to its terms.

7.	CONFIDENTIALITY BREACH PENALTY

If there is a breach by the Sellers of any of the foregoing provisions of this paragraph 6 during the Agreed Period, ARAX shall be entitled to withdraw from the contract by written notice to the Sellers at the address stated above and if as a result of such breach ARAX shall suffer a loss the Buyer shall be entitled to receive payment from the Seller of an amount equal to the fees, commissions and expenses which shall have been incurred (including those already incurred at the date hereof) by ARAX up to the date on which the Buyer becomes aware of such breach in relation to the contract and any concurrent negotiations and which the Seller may become liable to pay or reimburse up to a maximum of €40,000.

8.	OUT OF POCKET EXPENSES OF SELLERS

In consideration of the Sellers incurring the expense of instructing their accountants and lawyers in connection with the acquisition of Core Business Holdings, the Buyer hereby undertakes to the Sellers and the Company with the intention that such undertakings shall constitute a legal obligation binding on the Buyer that:

The Sellers shall be entitled to receive payment from the Buyer of an amount equal to the fees, commissions and expenses which shall have been incurred (including those already incurred at the date hereof) by the Seller in relation to the acquisition and any concurrent negotiations and which the Sellers may become liable to pay or reimburse up to a maximum of €120,000.

9.	REMEDIES

This agreement shall be governed by and interpreted in accordance with the corporate laws of California. The parties agree that any dispute arising under this agreement shall be resolved exclusively by arbitration. Both parties expressly consent to the exclusive jurisdiction therein. In no event shall either party be liable for any incidental or consequential damages.

Please confirm your agreement to and acceptance of the deal terms and conditions set out above by signing and returning the enclosed copy of this letter.

Regards,

/s/ Christopher D. Strachan

Christopher Strachan, CFO

Arax Holding Corp

Signed in Bratislava, Slovakia, on this 13th day of December 2022, for and on behalf of

ARAX Holdings Corp.

We hereby agree to and accept the letter of intent and deal terms in your letter to us dated December 13, 2022.

SELLERS

/s/ Michael Loubser

Signed in Bratislava, Slovakia, on this 13th day of December 2022.

Michael Loubser
Duly Authorized for and on behalf of
Core Business Holdings s.r.o., previously known as Konrad Business s.r.o.

Majority Shareholders

/s/ Ockert Loubser

Signed in Bratislava on this 13th day of December 2022.

Ockert Loubser
Duly Authorized for and on behalf of
MORR Investments s.r.o.

EXHIBIT A

Core Token and Smart Contract Platform

Based on Ylem Smart Contract platform - the connector of centralized and decentralized applications to the Core Blockchain Network

Services:	Important Characteristics:

●     Smart Contract Library for Core Blockchain Network Application and utility exchange

●     Core Token Library for generic 3rd party token development

●     Storage of Value

●     Self-generating stable tokens servicing Wall Money investment baskets

● Digitization ○ Financial instruments and assets ○ Transactions ○ Documentation and data ● Programmable compliance and regulation ● Programmable connection of operational ecosystem into Web3 and Web4	● Secured by ED448 Cryptography with Ylem language ● Fast transactions ● Cost Effective ● World Wide reach ● Offline transactions
Revenue Streams:	Expenses:
● Client Onboarding ● Transaction Fees ● Smart Contract Library Platform	● Building Smart Contracts ● Deployment of Smart Contract ● Operational Costs

EXHIBIT B

Ping Exchange and Settlement Platform

A hybrid exchange with a specific focus on a user-friendly trading platform including a safe offline storage.

Hybrid Exchange For:	Important Characteristics:
● Forex ● Crypto ● Tokens: ○ Security ○ Utility ○ Asset ○ Metals & Commodities	● Stable Token Platform ● Custodial Platform ● Escrow ● Document Exchange
Revenue Streams:	Expenses:
● Transaction Fees ● Coin / Token Onboarding ● Digital Asset Onboarding ● Custodial / Escrow Service Fees ● Stable Token Participation Fee	● Operational Costs ● Management ● Support ● Custodial Vault Fees ● Compliance ● Licensing

EXHIBIT C

Wall Money NEO Banking and SaaS Platform

Decentralized blockchain peer-to-peer (P2P) / bank-to-bank (B2B) Banking as a Service.

Services:	Important Characteristics:

●      Peer-To-Peer:

○      Mobile Banking

○      Internet Banking

○      Remittance

○      Debit card payments

○      Possibility to issue IBAN Accounts

○      e-Wallets based on IBAN Standardards

○      Loans and Investments

○      Stable Token Investment Platform

●      Corporate Services

○      Merchant Services

○      POS Devices

○      Settlement

○      Multi Transacting

○      Online Payments

○      Loans and Investments

●      Bank-To-Bank:

○      Digital Blockchain Based Transfers

○      Stable Token Investment Platform

○      Trade Finance

○      Digital Documented Credit Management

○      Debtors Book Digitization

○      Core Group ERP

●     Transaction based on Blockchain technology worldwide

●     Verified, Cleared Transactions in 42 seconds worldwide

●     Truly decentralized and protected by modern cryptography

●     Crypto and FIAT high-frequency trading exchange

●     IBAN based crypto Addresses

Revenue Streams:	Expenses:
● Transaction Fees	● Operational Fees ● Compliance ● Licensing

EXHIBIT D

CorePay Payment Gateway and Remittance Platform

Digital Blockchain Based Payment Gateway.

Services:	Important Characteristics:
● Payments ○ FIAT ○ Crypto ○ Tokens ● Remittance ● Donations ● Invoicing System	● Secure - transfer the funds directly to client wallets. ● Fast-processing payments through decentralized nodes. ● Transparency - All payments are shown in the Blockchain network.
Revenue Streams:	Expenses:
● Transaction Fees	● Operational Costs ● Management ● Support ● Compliance ● Licensing

EXHIBIT E

EXHIBIT F

arTax Consult s.r.o.

Serving as custodian on behalf of the current owners of all software IP from the inception of its development known as:

●	Core Token and Smart Contract Platform as set out in EXHIBIT A,
●	Ping Exchange and Settlement Platform, as set out in EXHIBIT B,
●	Wall Money NEO Banking and FinTech SaaS Platform, as set out in EXHIBIT C, and
●	CorePay Payment and Remittance Platform, as set out in EXHIBIT D.

The Buyer appoints arTax to:

●	To continue its role as custodian of the software and IP during the acquisition period on behalf of the Sellers and Buyer; and
●	During this period of acquisition in cooperation with the Sellers and the Buyer:
○	Document and record all IP assets as set out in EXHIBITs A, B, C and D; and
○	Organize and allocate all software and IP in accordance with each development discipline as set out in EXHIBITs A, B, C and D.
●	Assist the Sellers and the Buyers in setting up an acceptable organization structure with its necessary opening balance sheet recording all IP and its values as per its development cost; and
●	Other administrative, accounting record keeping and statutorial services on an ad hoc basis as and when required.

The Buyer will remunerate arTax for this service based on a mutually agreed fee structure and consulting contract.